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                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT


         The undersigned hereby agree that the statement on Schedule 13D (the "Schedule 13D") to which this agreement is filed as an exhibit and all amendments to such Schedule 13D are filed on behalf of each of the undersigned.

Date:    December 17, 1999



                                   /s/
                                   --------------------------------------------
                                      William S. Levine




                                   LEVINE INVESTMENTS LIMITED PARTNERSHIP


                                   By: /s/
                                       ----------------------------------------
                                            William S. Levine
                                            General Partner


                                   WILLIAM S. LEVINE, TRUSTEE, OF THE LEVINE
                                   TRUST DATED 5/4/84


                                   By: /s/
                                      -----------------------------------------
                                            William S. Levine
                                            Trustee